EXHIBIT 10.5

                    CONFIDENTIALITY AND NONCOMPETE AGREEMENT

               AGREEMENT, dated as of July 27, 1990, between Cal Dive Acquisition Corporation, a Minnesota corporation (the "Company"), and Owen Kratz ("Executive").

               The Company and Executive desire to enter into an agreement (i) defining the relative rights of the Company and Executive with respect to Intellectual Property (as defined below) owned by the Company or its customers or clients to which Executive may have access or may contribute as a result of Executive's employment with the Company and (ii) setting forth the obligation of Executive to refrain from competing with the Company during his employment with the Company and for a period of time thereafter as provided herein.

               The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of the Company's Common Stock by Merrill Lynch Interfunding Inc. (the "Purchaser") pursuant to a Purchase Agreement dated as of this date (the "Purchase Agreement").

               This Agreement is being executed and delivered in connection with the acquisition of Cal Dive International, Inc., a Minnesota corporation ("Cal Dive"), through the merger of the Company with and into Cal Dive (the "Merger"), with Cal Dive being the surviving corporation in the Merger. As a result of the Merger, l Dive shall assume all of the Company's obligations under this Agreement. After the Merger, the term "Company" as used in this Agreement shall mean Cal Dive as the surviving corporation in the Merger.

               The parties hereto agree as follows:

               1.     NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION

               (a) During the period commencing with the date of this Agreement and ending on (i) the fifth anniversary of the date of the termination of Executive's employment with the Company if such termination arises as a result of voluntary termination or retirement by the Executive or termination by the Company for Cause (as defined in the Executive Stock Agreement dated of even date herewith between the Company and the Executive (the "Executive Stock Agreement"), and (ii) the date which is 18 months following the date of the termination of Executive's employment with the company if such termination arises for any reason other than as provided in subparagraph i(a)(i) above, Executive covenants and

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agrees with the Company that Executive shall not disclose or use any
Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

               (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is or has been used, developed or obtained, either prior to or following the date of this Agreement, by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) other copyrightable works, (xiii) all technology and trade secrets, and (xiv) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

               2.     THE COMPANY'S OWNERSHIP OF INTELLECTUAL PROPERTY.

               (a) In the event that Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as prior hereto, now or hereinafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to Such Intellectual Property to the

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Company. Any copyrightable work prepared in whole or in part by Executive shall be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property, including without limitation providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment with the Company.

               (b) MINNESOTA EMPLOYEE INVENTION NOTIFICATION. In accordance with Minnesota statute, Chapter 181, Section 181.78, Employee is hereby advised that no provision of this Agreement is intended to assign any of Employee's rights in an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and which does not relate directly to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or which does not result from any work performed by the employee for the employer.

               3. DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYEE. As requested by the Company from time to time and upon the termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information or Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

               4. NONCOMPETITION. Executive acknowledges and agrees with the Company that Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Executive accordingly covenants and agrees with the Company that during the period commencing with the date of this Agreement and ending on
(i) the second anniversary of the date of the termination

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of Executive's employment with the Company if such termination arises as a result of voluntary termination or retirement by the Executive or termination by the Company for Cause (as defined in the Executive Stock Agreement), and (ii) the first anniversary of the date of termination of Executive's employment with the Company if such termination arises for any reason other than as provided in subparagraph 4(i) above, Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business (including without limitation any division, group or franchise of a larger organization) which engages or which proposes to engage in the business of providing diving services in the Gulf of Mexico or any other business actively engaged in by the Company on the date of termination of Executive's employment in the area or areas where the Company is conducting such business; provided that until such time as the Company waives in writing any rights it may have to enforce the terms of this paragraph 4 (the "Waiver"), during the period commencing on the date of the termination of Executive's employment with the Company and ending on the date on which either the noncompetition provisions contained in this paragraph 4 terminate or the Waiver is delivered to Executive, whichever is earlier, the Company will pay to Executive an amount equal to one-half of Executive's base salary as of the date his employment was terminated (which will be paid over time in accordance with the salary payment schedule in effect from time to time for senior executives of the Company) and during such time period Executive shall be entitled to all insurance benefits received by other senior executives of the Company. For purposes of this Agreement, the term "participate in" shall include without limitation having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise).

               5. NONSOLICITATION. Executive covenants and agrees with the Company that during the period commencing with the date of this Agreement and ending on (i) the second anniversary of the date of termination of Executive's employment with the Company if such termination arises as a result of voluntary termination or retirement by the Executive or termination by the Company for Cause (as defined in the Executive Stock Agreement), and (ii) the date which is 18 months following the termination of the Executive's employment with the Company if such termination arises for any

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reason other than as provided in subparagraph 5(i) above, Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, (i) make any offer of employment, solicit or hire any employee of the Company or its affiliates or induce or attempt to induce any employee of the Company or its affiliates to leave their employ or in any way interfere with the relationship between the Company or its affiliates and any of their employees or (ii) induce or attempt to induce any supplier, licensee, licensor, franchisee, or other business relation of the Company or its affiliates to cease doing business with them or in any way interfere with the relationship between the Company or its affiliates and any customer or business relation.

               6. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to Executive at the address indicated on the signature page of this Agreement and to the Company at the address indicated below:

               To the Company:

               Cal Dive International
               13430 Northwest Freeway
               Suite 350
               Houston, Texas 77040
               Attention:  Gerald G. Reuhl


               With copies (which shall not constitute notice) to:

               Robins, Kaplan, Miller & Ciresi
               1800 International Centre
               900 Second Avenue South
               Minneapolis, Minnesota 55402-3394
               Attention: Andrew C. Becher, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

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               7.     GENERAL PROVISIONS.

               (a)    COMPANY SUBSIDIARIES.    For purposes of this
Agreement, the term "Company" shall include all subsidiaries of the Company.

               (b) NOT AN EMPLOYMENT AGREEMENT. Executive and the Company acknowledge and agree that this Agreement is not intended and should not be construed to grant Executive any right to continued employment with the Company or to otherwise define the terms of Executive's employment with the Company.

               (c) ABSENCE OF CONFLICTING AGREEMENTS. Executive hereby warrants and covenants that his employment by the Company and his execution, delivery and performance of this Agreement do not and shall not result in a breach of the terms, conditions or provisions of any agreement, order, judgment or decree to which Executive is subject.

               (d) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of paragraphs 3, 4 and 5 of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in paragraphs 3, 4 and 5 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

               (e) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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               (f) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

               (g) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable without the prior written consent of the Company.

               (h) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Minnesota.

               (i) REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that Executive's breach of any term or provision of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

               (j) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

                                    * * * * *

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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.

CAL DIVE ACQUISITION CORPORATION


By

Its



Owen Kratz



The foregoing is acknowledged and assumed this July 27, 1990.

CAL DIVE INTERNATIONAL, INC.


By

Its


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